Exhibit 5.1
[Letterhead of Hogan & Hartson L.L.P.]
July 17, 2009
Board of Directors
Gerber Scientific, Inc.
83 Gerber Road West
South Windsor, CT 06074
Ladies and Gentlemen:
     We are acting as counsel to Gerber Scientific, Inc., a Connecticut corporation (the “Company”), in connection with its registration statement on Form S-3, as amended (the “Registration Statement”), filed with the Securities and Exchange Commission relating to the proposed public offering of up to $35,000,000 in aggregate amount of one or more series of the following securities of the Company: (i) debt securities (the “Debt Securities”); (ii) shares of common stock, $0.01 par value per share (the “Common Shares”); (iii) shares of preferred stock, $0.01 par value per share (the “Preferred Shares”); (iv) Preferred Shares represented by depositary receipts (the “Depositary Shares”); (v) warrants to purchase Debt Securities (the “Debt Warrants”); (vi) warrants to purchase Common Shares (the “Common Stock Warrants”); (vii) warrants to purchase Preferred Shares or Depositary Shares (the “Preferred Stock Warrants”); (viii) rights to purchase Common Shares (the “Rights”); and (ix) units to purchase any combination of the foregoing (the “Units” and, together with the Debt Securities, the Common Shares, the Preferred Shares, the Depositary Shares, the Debt Warrants, the Common Stock Warrants, the Preferred Stock Warrants, and the Rights, the “Securities”), all of which may be sold from time to time and on a delayed or continuous basis, as set forth in the prospectus which forms a part of the Registration Statement, and as to be set forth in one or more supplements to the prospectus. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.
     For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently

Board of Directors
Gerber Scientific, Inc.

established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.
     For purposes of this opinion letter, we have assumed that (i) the issuance, sale, amount and terms of any Securities of the Company to be offered from time to time, including the issuance of any Securities in book-entry form, will have been duly authorized and established by proper action of the board of directors of the Company or a duly authorized committee of such board (“Board Action”) consistent with the procedures and terms described in the Registration Statement and in accordance with the amended and restated certificate of incorporation of the Company (the “Charter”), the amended and restated by-laws of the Company and applicable Connecticut corporate law, in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Company or otherwise impair the legal or binding nature of the obligations represented by the applicable Securities; (ii) at the time of offer, issuance and sale of any Securities, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended (the “Act”), and no stop order suspending its effectiveness will have been issued and remain in effect; (iii) any senior Debt Securities will be issued pursuant to a “senior indenture” and any subordinated Debt Securities will be issued pursuant to a “subordinated indenture,” substantially in the forms of such indentures filed as Exhibits 4.4 and 4.5, respectively, to the Registration Statement, with items shown in such exhibits as subject to completion completed in a satisfactory manner; (iv) the indenture under which any Debt Securities are issued will be qualified under the Trust Indenture Act of 1939, as amended; (v) before any issuance of Preferred Shares or Depositary Shares or Units with respect to which Preferred Shares are a component, appropriate certificates of amendment to the Charter related to the Preferred Shares will be accepted of record by the Secretary of State of the State of Connecticut; (vi) any Depositary Shares will be issued under one or more deposit agreements by the financial institution identified therein as a depositary, each deposit agreement to be between the Company and the financial institution identified therein as a depositary; (vii) any Debt Warrants will be issued under one or more debt warrant agreements, each to be between the Company and a financial institution identified therein as a warrant agent; (viii) any Common Stock Warrants will be issued under one or more equity warrant agreements, each to be between the Company and a financial institution identified therein as a warrant agent; (ix) any Preferred Stock Warrants will be issued under one or more equity warrant agreements, each to be between the Company and a financial institution identified therein as a warrant agent; (x) any Rights will be issued under one or more rights agreements, each to be between the Company and a financial institution identified therein as a rights agent; (xi) any Units will be issued under one or more unit agreements, each to be between the Company and a financial institution identified therein as a unit agent; (xii) if being sold by the issuer thereof, the Securities will be delivered against payment of valid consideration therefor and in accordance with the terms of the applicable Board Action authorizing such sale and any applicable underwriting agreement or purchase agreement and as contemplated by the Registration Statement and/or the applicable prospectus supplement; and (xiii) the Company will remain a Connecticut corporation.

Board of Directors
Gerber Scientific, Inc.

     To the extent that the obligations of the Company with respect to the Securities may be dependent upon such matters, we assume for purposes of this opinion that the other party under the indenture for any Debt Securities, under the warrant agreement for any Debt Warrants, Preferred Stock Warrants or Common Stock Warrants, under the deposit agreement for any Depositary Shares, under any rights agreement for any Rights associated with Common Stock, and under any unit agreement for any Units (any such indenture or agreement, a “Securities Agreement”), namely, the trustee, the warrant agent, the depositary, the rights agent or the unit agent, respectively, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party is duly qualified to engage in the activities contemplated by the applicable Securities Agreement; that the applicable Securities Agreement has been duly authorized, executed and delivered by the other party and constitutes the legal, valid and binding obligation of the other party enforceable against the other party in accordance with its terms; that such other party is in compliance, with respect to performance of its obligations under the applicable Securities Agreement, with all applicable laws and regulations; and that such other party has the requisite organizational and legal power and authority to perform its obligations under the applicable Securities Agreement.
     This opinion letter is based as to matters of law solely on the applicable provisions of the following, as currently in effect: (i) as to the opinions given in paragraphs (b) and (c), the Connecticut Business Corporation Act, as amended; and (ii) as to the opinions given in paragraphs (a), (d), (e), (f), (g), (h) and (i), the laws of the State of New York (but not including any laws, statutes, ordinances, administrative decisions, rules or regulations of any political subdivision below the state level). We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations (and in particular, we express no opinion as to any effect that such other laws, statutes, ordinances, rules, or regulations may have on the opinions expressed herein). As used herein, the term “Connecticut Business Corporation Act, as amended” includes the statutory provisions contained therein, all applicable provisions of the Connecticut Constitution and reported judicial decisions interpreting these laws.
     Based upon, subject to and limited by the foregoing, we are of the opinion that:
     (a) The Debt Securities (including any Debt Securities duly issued upon the exercise of Debt Warrants), upon due execution and delivery of an indenture relating thereto on behalf of the Company and the trustee named therein, and upon authentication by such trustee and due execution and delivery on behalf of the Company in accordance with the indenture and any supplemental indenture relating thereto, will constitute valid and binding obligations of the Company.
     (b) The Common Shares (including any Common Shares duly issued upon the exchange or conversion of Debt Securities or Preferred Shares that are exchangeable for or convertible into Common Shares or upon the exercise of Common Stock Warrants and receipt by the Company of any additional consideration payable upon such conversion, exchange or exercise) will be validly issued, fully paid and nonassessable.

Board of Directors
Gerber Scientific, Inc.

     (c) The Preferred Shares (including any Preferred Shares represented by Depositary Shares or that are duly issued upon the exercise of Preferred Stock Warrants and receipt by the Company of any additional consideration payable upon such exercise) will be validly issued, fully paid and nonassessable.
     (d) The depositary receipts evidencing the Depositary Shares, upon due countersignature thereof and issuance against a deposit of duly authorized and validly issued Preferred Shares in accordance with the deposit agreement relating thereto, will be validly issued and entitle the holders thereof to the rights specified in such depositary receipts and deposit agreement.
     (e) The Debt Warrants, upon due execution and delivery of a debt warrant agreement relating thereto on behalf of the Company and the warrant agent named therein, and upon due execution and delivery of the Debt Warrants on behalf of the Company, will constitute valid and binding obligations of the Company.
     (f) The Common Stock Warrants, upon due execution and delivery of an equity warrant agreement relating thereto on behalf of the Company and the warrant agent named therein, and upon due execution and delivery of the Common Stock Warrants on behalf of the Company, will constitute valid and binding obligations of the Company.
     (g) The Preferred Stock Warrants, upon due execution and delivery of an equity warrant agreement relating thereto on behalf of the Company and the warrant agent named therein, and upon due execution and delivery of the Preferred Stock Warrants on behalf of the Company, will constitute valid and binding obligations of the Company.
     (h) The Rights, upon due execution and delivery of a rights agreement relating thereto on behalf of the Company and the rights agent named therein, and upon due execution and delivery of one or more certificates bearing the terms of such rights agreement on behalf of the Company, will constitute valid and binding obligations of the Company.
     (i) The Units, upon due execution and delivery of a unit agreement relating thereto on behalf of the Company and the unit agent named therein, and upon due execution and delivery of each Security that constitutes the Unit, will constitute valid and binding obligations of the Company.
     The opinions expressed in Paragraphs (a), (d), (e), (f), (g), (h) and (i) above with respect to the valid and binding nature of obligations may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and by the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and

Board of Directors
Gerber Scientific, Inc.

materiality (regardless of whether the Securities are considered in a proceeding in equity or at law).
     This opinion letter has been prepared for use in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.
     We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.
Very truly yours,
/s/ Hogan & Hartson L.L.P.
HOGAN & HARTSON L.L.P.